            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated July 22, 1998 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended June 30, 1998:

                                                                              SHARES/DOLLARS
REGISTRATION STATEMENT                      DESCRIPTION                         REGISTERED
----------------------                      -----------                       --------------
Form S-3 (33-86054)     Convertible Senior Subordinated Debt                        363,094
Form S-8 (33-64420)     1992 Stock Option Plan                                      350,000
Form S-8 (33-01047)     Individual Account Retirement Plan                        1,500,000
Form S-8 (333-28407)    Amended and Restated 1992 Stock Option Plan and 1996        750,000
                        Non-Employee Director Stock Option Plan
Form S-4 (333-46931)    Formation of PKOH Holding Corporation                    11,000,000

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                          /s/ Ernst & Young LLP

Cleveland, Ohio
August 7, 1998